UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2022 by Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), on October 5, 2022, the Company entered into a Management Agreement (the “Management Agreement”) with its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and its external manager, Bluerock Homes Manager, LLC, a Delaware limited liability company (the “Manager”), pursuant to which the Manager administers the business activities and day-to-day operations of the Company.

The Management Agreement provides for the payment of a base management fee to the Manager (the “Base Management Fee”) to compensate the Manager for advisory services and certain general management services rendered thereunder. Pursuant to Section 6(c) of the Management Agreement, the Base Management Fee is payable in quarterly installments, (i) one half in C-LTIP units of the Operating Partnership (“C-LTIP Units”), and (ii) the remainder in cash or C-LTIP Units, at the election of the Company’s board of directors (the “Board”). However, due to a scrivener’s error, the definition of “Base Management Fee” as set forth in the Management Agreement instead indicates that the Base Management Fee is payable in cash. The Management Agreement further provides for the reimbursement by the Company to the Manager for certain documented expenses of the Manager and its affiliates incurred on behalf of the Company, the Operating Partnership and each of their respective subsidiaries that are reasonably necessary for the performance by the Manager of its duties and functions thereunder (collectively, “Reimbursable Expenses”). Pursuant to Section 7(c) of the Management Agreement, such Reimbursable Expenses are payable to the Manager on a monthly basis in unspecified form.

On January 10, 2023, the Board, including its independent directors, approved the amendment of the Management Agreement pursuant to that certain Amendment to Management Agreement dated January 10, 2023 (the “Amendment”). Pursuant to the Amendment, (i) the definition of “Base Management Fee” as set forth in the Management Agreement specifies that the Base Management Fee shall be payable as set forth in Section 6(c) thereof, and (ii) Section 7(c) of the Management Agreement specifies that Reimbursable Expenses shall be payable to the Manager on a quarterly basis, which payments shall be made either (i) in cash or (ii) in C-LTIP Units, at the election of the Board, with the number of C-LTIP Units payable as Reimbursable Expenses, if any, to be calculated in accordance with the corresponding calculation with respect to the Incentive Fee as specified in the Management Agreement. The Board, including its independent directors, authorized and approved the entry by the Company into the Amendment and found the terms of the Amendment to be fair, competitive and commercially reasonable and no less favorable to the Company than similar agreements between unaffiliated parties under the same circumstances. Except as amended by the Amendment, the terms of the Management Agreement are identical to those of the Management Agreement previously in effect.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Management Agreement, dated January 10, 2023, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P.

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: January 12, 2023	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer